Exhibit 5.1

[LETTERHEAD OF KILPATRICK TOWNSEND & STOCKTON LLP]

direct dial 202 508 5832

direct fax 202 204 5621

jbradley@kilpatricktownsend.com

March 14, 2014

Board of Directors

Square 1 Financial, Inc.

406 Blackwell Street, Suite 240

Durham, North Carolina 27701

Ladies and Gentlemen:

We are acting as counsel to Square 1 Financial, Inc., a Delaware corporation (the “Company”) in connection with the registration of 7,002,876 shares of the Company’s common stock, par value $0.01 per share, (“Common Stock”) including (i) up to 3,833,333 shares of Common Stock to be issued and sold by the Company (inclusive of up to 500,000 shares for an over-allotment option) (the “Company Shares”) and (b) 3,169,543 shares (inclusive of 413,417 shares for an over-allotment option) of outstanding Common Stock to be resold by those persons and entities identified as selling shareholders in the Registration Statement (collectively, the “Selling Shareholders,” and such shares, the “Selling Shareholders’ Shares”), pursuant to a Registration Statement on Form S-1 (Registration No. 333-193197), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). We understand that the Company Shares and the Selling Shareholders’ Shares are to be sold to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and among the Company and the underwriters.

In the preparation of this opinion, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary. In our examination, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. This opinion is limited solely to the corporate law of the state

Board of Directors

Square 1 Financial, Inc.

March 14, 2014

of Delaware. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

For purposes of this opinion, we have assumed that, prior to the issuance of any Company Shares and Selling Shareholders’ Shares, the Registration Statement will have become effective under the Securities Act. Based upon and subject to the foregoing, it is our opinion that (i) the Company Shares, when issued, delivered and paid for in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable and (ii) the Selling Shareholders’ Shares to be sold by the Selling Shareholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours, KILPATRICK TOWNSEND & STOCKTON LLP

/s/ Joseph J. Bradley
Joseph J. Bradley, a Partner